UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 31,
2025

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc.	Delaware	81-3881866
8360 S. Durango Dr.
Las Vegas, Nevada 89113
(702) 876-7237

001-7850	Southwest Gas Corporation	California	88-0085720
8360 S. Durango Dr.
Las Vegas, Nevada 89113
(702) 876-7237

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing ob
lig
ation of the r
egis
trant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc.:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Southwest Gas Corporation:
None.
Indicate by check mark whether the registrant is an emerging growth compa ny
as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 5, 2025, Southwest Gas Holdings, Inc. (the “Company”) announced that Robert J. Stefani, the Senior Vice President/Chief Financial Officer of the Company and Southwest Gas Corporation (“Southwest Gas,” and together with the Company, the “Companies”) and the Companies agreed that Mr. Stefani will no longer serve as Senior Vice President/Chief Financial Officer of the Companies, effective December 1, 2025 or such earlier date that Mr. Stefani’s employment ends (the last day of Mr. Stefani’s employment, the “Separation Date”). Mr. Stefani will be pursuing new opportunities upon his departure, and Mr. Stefani’s departure is not a result of any disagreement with the Companies’ independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls. The Companies thank Mr. Stefani for his significant contributions during a transformational period as the Company separated from Centuri Holdings, Inc. and became a fully regulated natural gas utility business. The board of directors of the Company has initiated an internal and external search process to identify Mr. Stefani’s successor.
On October 31, 2025, the Companies and Mr. Stefani entered into a Transition, Separation and General Release Agreement (the “Separation Agreement”), effective November 8, 2025 (the “Effective Date”), pursuant to which he will continue to serve in his current capacity until the Separation Date. Under the Separation Agreement, Mr. Stefani will receive cash payments in the aggregate amount of $1,568,400 and the vesting of Mr. Stefani’s performance-based restricted stock units will be prorated through December 1, 2025. The payments to be made to Mr. Stefani under the Separation Agreement are otherwise consistent with those that would have been due under his previously disclosed employment agreement if the Separation Date occurred prior to November 21, 2025.
Mr. Stefani’s consideration payable pursuant to the Separation Agreement (the “Separation Consideration”) is conditioned upon his (i) signing and not revoking the Certificate of Reaffirmation of the Separation Agreement (the “Certificate”), (ii) complying with the Separation Agreement and the Certificate at all times, and (iii) continued service with the Companies in good standing through the Separation Date, provided, however, that if the Company terminates Mr. Stefani’s employment before the Separation Date for any reason other than for Cause (as defined in that certain Change in Control Agreement by and between the Company and Employee, effective as of October 31, 2022), then Mr. Stefani shall still be entitled to all of the Separation Consideration.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

November 5, 2025	/s/ Catherine M. Mazzeo
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety & Compliance Officer and Corporate Secretary

SOUTHWEST GAS CORPORATION

November 5, 2025	/s/ Catherine M. Mazzeo
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety & Compliance Officer and Corporate Secretary